SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The Board of Directors of Emerson Radio Corp. (the “Company”) determined that the Company’s annual meeting of stockholders for the year ended March 31, 2016 (the “Annual Meeting”) will be held on March 30, 2016, at a time and location to be determined by the authorized officers and set forth in the Company’s proxy statement for the Annual Meeting, and established February 23, 2016 as the record date for determining stockholders entitled to notice of, and vote at, the Annual Meeting. The Annual Meeting is more than 30 days from the anniversary of the Company’s annual meeting of stockholders for the year ended March 31, 2015, which was held on October 8, 2014. As a result, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must provide written notice to the Company at its corporate headquarters, 3 University Plaza, Suite 405, Hackensack, NJ 07601, on or before March 1, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and mail its proxy materials. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must comply with the requirements, including the deadline set forth above as well as all the applicable rules and regulations promulgated by the SEC under the Exchange Act. In addition, pursuant to the Company’s bylaws, stockholders who wish to nominate a person for election as a director at the Annual Meeting must provide written notice to the Company at its corporate headquarters on or before March 10, 2016. Any such written notice must be directed to the attention of the Company’s President or the Chairman of the Board at the Company’s corporate headquarters and must comply with the applicable provisions of the Company’s bylaws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
	Name:	Andrew L. Davis
	Title:	Chief Financial Officer

Dated: February 16, 2016